CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([**]), HAS BEEN OMITTED AND FILED SEPARATELY WTH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                           EXCLUSIVE LICENSE AGREEMENT

                                      AMONG

                          THE JOHNS HOPKINS UNIVERSITY

                                        &

                               ZHEJIANG UNIVERSITY

                                        &

                                  VIACELL, INC.

                               JHU REF. NO.: 4664

                                                                    EXHIBIT 10.4

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is entered into by and among The Johns Hopkins University, a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218-2695 (hereinafter referred to as "JHU"), Zhejiang University having an address at 232 Wen San Road, Hangzhou, Zhejiang 310012., P.R. China (hereinafter referred to as "INSTITUTION") (both hereinafter collectively referred to as "LICENSORS"), and ViaCell, Inc., a Delaware corporation, having an address at 245 First Street, 15th Floor, Cambridge, MA 02142 (hereinafter referred to as "COMPANY") (JHU, INSTITUTION, and COMPANY are hereinafter collectively referred to as the "Parties"), with respect to the following:

                                    RECITALS

     WHEREAS, as centers for research and education, JHU and INSTITUTION are interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new processes, but are without capacity to commercially develop, manufacture, and distribute any such products or processes; and

     WHEREAS, a valuable invention(s) entitled [**] was developed during the course of research conducted by Dr. Ian McNiece, a faculty member at JHU, and Dr. Jinfu Wang, a faculty member at INSTITUTION (hereinafter collectively referred to as "Inventors"); and

     WHEREAS, LICENSORS have acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States Government, in their interest in said valuable inventions; and

     WHEREAS, LICENSORS agreed that JHU will take the lead with respect to commercializing said inventions in accordance with the terms of the Interinstitutional Agreement between JHU and INSTITUTION effective as of May 16th, 2005; and

     WHEREAS, COMPANY has informed LICENSORS, in accordance with the terms of the Option Agreement effective as of May 16th, 2005, that it desires to acquire certain rights in such inventions as herein provided, and to commercially develop, manufacture, use and distribute products and processes based upon or embodying said valuable inventions;

     NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                                                    EXHIBIT 10.4

                                    ARTICLE 1
                                   DEFINITIONS

     All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

     1.1 "AFFILIATED COMPANY" as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with COMPANY. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty- percent (50%) of the voting or economic interest in said entity.

     1.2 "DEVELOPED PRODUCT(S)" as used herein in either singular or plural shall mean any materials, compositions, drugs, other products, methods or services which are in material part first identified, discovered or made by practicing one or more VALID CLAIMS in the PATENT RIGHTS licensed hereunder. DEVELOPED PRODUCT(S) shall include all resultant FDA and other regulatory agency approved products identified by COMPANY which are in material part made or discovered through the use of the PATENT RIGHTS delivered hereunder. DEVELOPED PRODUCT(S) excludes LICENSED PRODUCT(S) and LICENSED SERVICE(S).

     1.3 "DEVELOPED PRODUCT LICENSEE(S)" as used herein in either singular or plural shall mean any person or entity other than AFFILIATED COMPANIE(S) to which COMPANY has granted a license to DEVELOPED PRODUCT(S).

     1.4 "EFFECTIVE DATE" of this License Agreement shall mean the date the last Party hereto has executed this Agreement.

     1.5 "EXCLUSIVE LICENSE" shall mean a grant by LICENSORS to COMPANY of their entire right and interest in the PATENT RIGHTS subject to rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC
Section 200 et. seq. and implemented according to 37 CFR Part 401), and subject to the retained right of LICENSORS to make, have made, provide and use for their and The Johns Hopkins Health Systems' non-commercial purposes PATENT RIGHTS, LICENSED PRODUCT(S) and LICENSED SERVICE(S), including the ability to distribute any biological material, including, but not limited to, material disclosed and/or claimed in PATENT RIGHTS, for nonprofit academic research use to non-commercial entities, as is customary in the scientific community.

     1.6 "KNOW HOW" shall mean any unpatented technical information, research data, designs, formulas, process information, clinical data and other information which is owned by LICENSORS and directly related to PATENT RIGHTS licensed hereunder and generated in the laboratories of Dr. Ian McNiece and Dr. Jinfu Wang prior to the EFFECTIVE DATE and which

                                                                    EXHIBIT 10.4

LICENSORS have the right to license, necessary for the exercise or use of the PATENT RIGHTS in the LICENSED FIELD.

     1.7 "LICENSED FIELD" shall mean [**].

     1.8 "LICENSED PRODUCT(S)" as used herein in either singular or plural shall mean any process or method, material, compositions, drug, or other product, the manufacture, use or sale of which would constitute, but for the license granted to COMPANY pursuant to this Agreement, an infringement of a VALID CLAIM of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe).

     1.9 "LICENSED SERVICE(S)" as used herein in either singular or plural shall mean the performance on behalf of a third party of any method or service or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to COMPANY pursuant to this Agreement, an infringement of a VALID CLAIM of the PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe).

     1.10 "NET SALES" shall mean gross sales revenues and fees billed by COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) from the sale or other disposition of LICENSED PRODUCT(S) or DEVELOPED PRODUCT(S), less reasonable (and, in each every case, actually paid or applied) trade discounts allowed, refunds, returns and recalls, and sales taxes directly related to the sale or delivery of LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S).

          In the event that COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) sells a LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S) in combination with other ingredients or substances which are not LICENSED PRODUCTS, LICENSED SERVICE(S) or DEVELOPED PRODUCT(S) ("Other Items") or as part of a kit that contains Other Items, the NET SALES shall mean the amount billed by COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) on sales of the combination process or product less the deductions set forth above, multiplied by a proration factor determined as follows:

     (a) If all LICENSED PRODUCT(S) or DEVELOPED PRODUCT(S) and Other Items were sold separately during the same or immediately preceding year, the proration factor shall be determined by the formula [A / (A+B)], where A is the aggregate gross sales price of all LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S) components during such period when sold separately from the Other Items, and B is the aggregate gross sales price of all Other Items during such period when sold separately from the LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S) components; or

                                                                    EXHIBIT 10.4

     (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S) in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is defined above and C is the invoiced price of the combination.

     (c) If all components of the combination process or product were not sold separately during the same or immediately preceding year, the proration factor shall be determined by the formula [C / (C+D)], where C is the value of the LICENSED PRODUCT(S) and/or DEVELOPED PRODUCT(S) components and D is the value of the Other Items, with such value being determined in good faith by the parties.

     The term "Other Items" does not include solvents, diluents, carriers, excipients, buffers or the like used in formulating a product, or other non-essential components required in a process or service.

     1.11 "NET SERVICE REVENUES" shall mean gross service revenues and fees billed by COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) for or in connection with the performance of LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) less reasonable and appropriate (and, in each every case, actually paid or applied) trade discounts allowed, refunds, returns and recalls, duties and sales and/or use taxes imposed upon and directly related to the sale of or fee the LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S). In the event that COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) sells a LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) in combination with Other Items or as part of a kit that contains Other Items, the NET SERVICE REVENUES for purposes of royalty payments shall mean the amount billed by COMPANY, AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) on sales of the combination process, service or product less the deductions set forth above, multiplied by a proration factor determined as follows:

     (a) If all LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) and Other Items were sold separately during the same or immediately preceding year, the proration factor shall be determined by the formula [A / (A+B)], where A is the aggregate gross sales price of all LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) components during such period when sold separately from the Other

                                                                    EXHIBIT 10.4

     Items, and B is the aggregate gross sales price of the Other Items during such period when sold separately from the LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) components; or

     (b)If the combination includes Other Items which are not sold separately (but all LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) in the combination are available separately), the NET SERVICE REVENUES for purposes of royalty payments will be calculated by multiplying the NET SERVICE REVENUE of the combination by A/C, where A is defined above and C is the invoiced price of the combination.

     (c) If all components of the combination process, service or product were not sold separately during the same or immediately preceding year, the proration factor shall be determined by the formula [C / (C+D)], where C is the value of the LICENSED SERVICE(S) and/or DEVELOPED PRODUCT(S) components and D is the value of the Other Items, with such value being determined in good faith by the parties.

     1.12 "PATENT RIGHTS" shall mean [**].

     1.13 "SUBLICENSEE(S)" as used herein in either singular or plural shall mean any person or entity other than an AFFILIATED COMPANY to which COMPANY has granted a sublicense under this Agreement.

     1.14 "VALID CLAIM(S)" as used herein in either singular or plural shall mean any unexpired issued claim or pending claim prosecuted in good faith of any PATENT RIGHTS that has not been (i) finally rejected, (ii) declared invalid or unenforceable by a patent office or court of competent jurisdiction in any unappealed and unappealable decision or (iii) admitted to be invalid or unenforceable through reissue or disclaimer or otherwise by the holder thereof.

                                    ARTICLE 2
                                  LICENSE GRANT

     2.1 GRANT. Subject to the terms and conditions of this Agreement, LICENSORS hereby grant to COMPANY (i) an EXCLUSIVE LICENSE to develop, make, have made, use, import, offer for sale and sell the LICENSED PRODUCT(S) and DEVELOPED PRODUCT(S), and to provide the LICENSED SERVICE(S) under the PATENT RIGHTS in the LICENSED FIELD; and (ii) a non exclusive license to use KNOW HOW for COMPANY'S internal research purposes only to develop and manufacture LICENSED PRODUCT(S), LICENSEND SERVICE(S) and DEVELOPED PRODUCT(S) in the LICENSED FIELD. These Grants shall apply to the COMPANY and any AFFILIATED COMPANY. If any AFFILIATED COMPANY exercises rights under this Agreement, such AFFILIATED COMPANY shall be bound by all terms and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply

                                                                    EXHIBIT 10.4

had this Agreement been directly between LICENSORS and the AFFILIATED COMPANY. In addition, COMPANY shall remain fully liable to LICENSORS for all acts and obligations of AFFILIATED COMPANY such that acts of the AFFILIATED COMPANY shall be considered acts of the COMPANY.

     2.2 SUBLICENSE. COMPANY may sublicense others under this Agreement, subject to the terms and conditions of this Paragraph. As a condition to its validity and enforceability, each sublicense agreement shall: (a) incorporate by reference the terms and conditions of this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) prohibit SUBLICENSEE'S further sublicense of the rights delivered hereunder, (d) name LICENSORS as intended third party beneficiaries of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of LICENSORS or their Inventors to the SUBLICENSEE, (e) specifically incorporate Paragraphs 6.2 "Representations by LICENSORS", 7.1 "Indemnification", 10.1 "Use of Name", 10.4 "Product Liability" into the body of the sublicense agreement, and cause the terms used therein to have the same meaning as in this Agreement. JHU shall have the right to review all such sublicenses prior to execution for period of ten
(10) days (the "Review Period") of receipt of the sublicense from COMPANY to confirm that the sublicense contains the provisions referenced above. Notwithstanding the foregoing, although COMPANY will not enter into any Sublicense prior to the expiration of the Review Period, COMPANY's right to grant sublicenses under the PATENT RIGHTS shall not be contingent upon COMPANY's receipt of JHU's prior approval. COMPANY agrees to provide JHU with a copy of each executed sublicense agreement promptly upon its execution (and in any event within ten (10) days thereafter). To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against LICENSORS.

     2.3 GOVERNMENT RIGHTS. The United States Government may have acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the inventions described in PATENT RIGHTS throughout the world. The rights granted herein are additionally subject to: (i) the requirement that any LICENSED PRODUCT(S) produced for use or sale within the United States shall be substantially manufactured in the United States (unless a waiver under 35 USC Section 204 or equivalent is granted by the appropriate United States government agency), (ii) the right of the United States government to require JHU, or its licensees, including COMPANY, to grant sublicenses to responsible applicants on reasonable terms when necessary to fulfill health or safety needs, and, (iii) other rights acquired by the United States government under the laws and regulations applicable to the grant/contract award under which the inventions were made.

                                                                    EXHIBIT 10.4

                                    ARTICLE 3
                           FEES, ROYALTIES, & PAYMENTS

     3.1 LICENSE FEE. COMPANY shall pay to JHU within thirty (30) days of the EFFECTIVE DATE of this Agreement a license fee as set forth in Exhibit A. JHU will not submit an invoice for the license fee, which is nonrefundable and shall not be credited against royalties or other fees.

     It is agreed an understood that if this Agreement is terminated prior to January 1st, 2006, COMPANY will pay to JHU, without invoice from JHU, within ten
(10) business days following the termination date of this Agreement, [**]. Otherwise, this amount is due as indicated in paragraph 3.2.

     3.2 MINIMUM ANNUAL ROYALTIES. COMPANY shall pay to JHU minimum annual royalties as set forth in Exhibit A. These minimum annual royalties shall be due, without invoice from JHU, as applicable, either within thirty (30) days of the date indicated or each anniversary of the EFFECTIVE DATE, beginning with the first anniversary. Running royalties accrued under Paragraph 3.3 and paid to JHU during the one year period preceding an anniversary of the EFFECTIVE DATE shall be credited against the minimum annual royalties due on that anniversary date.

     3.3 RUNNING ROYALTIES. COMPANY shall pay to JHU a running royalty as set forth in Exhibit A, for each LICENSED PRODUCT(S) sold, for each LICENSED SERVICE(S) provided, and for each DEVELOPED PRODUCT(S) sold or provided, by COMPANY, AFFILIATED COMPANIES, SUBLICENSEE(S), and/or DEVELOPED PRODUCT LICENSEE(S) based on NET SALES and NET SERVICE REVENUES for the term of this Agreement. Such payments shall be made quarterly. [**].

     (a) In order to insure JHU the full royalty payments contemplated hereunder, COMPANY agrees that in the event any LICENSED PRODUCT(S) or DEVELOPED PRODUCT(S) shall be sold to an AFFILIATED COMPANY, SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) or to a corporation, firm or association with which COMPANY shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCT(S) or DEVELOPED PRODUCT(S) shall be based upon the greater of:
[**].

     (b) COMPANY acknowledges that its agreement to make payments to LICENSORS under this Paragraph regarding rights, products and/or services that are not:
(i) included in PATENT RIGHTS, or, (ii) a LICENSED PRODUCT(S) or LICENSED SERVICE(S), has been made for purposes of its own convenience, to be paid hereunder in lieu of other payments as might have otherwise been required to be paid for the license of the rights delivered hereunder.

     3.4 SUBLICENSE CONSIDERATION. In addition to the running royalty as set forth under Paragraph 3.3, COMPANY shall pay to JHU a percentage of consideration received for sublicenses

                                                                    EXHIBIT 10.4

under this Agreement as set forth in Exhibit A. This sublicense consideration shall be due, without the need for invoice from JHU, within forty-five (45) days of COMPANY's receipt of consideration from SUBLICENSEE(S). Such consideration shall mean consideration of any kind received by the COMPANY or AFFILIATED COMPANIES from a SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) for the grant of a sublicense under this Agreement including transactions related to the development and manufacture of DEVELOPED PRODUCT(S), such as upfront fees or milestone fees and including any premium paid by the SUBLICENSEE(S) and/or DEVELOPED PRODUCT LICENSEE(S) over Fair Market Value for stock of the COMPANY or an AFFILIATED COMPANY in consideration for such sublicense. However, not included in such sublicense consideration are amounts paid to the COMPANY or an AFFILIATED COMPANY for running royalties on LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S), profit sharing or other consideration based on the level of NET SALES or profits, or bona fide support for product development, research work, clinical studies, reimbursement for patent costs, and regulatory approvals performed by or for the COMPANY or AFFILIATED COMPANIES (including third parties on their behalf), each pursuant to a specific agreement. The term "Fair Market Value" shall mean the average price that the stock in question is publicly trading at for twenty (20) days prior to the announcement of its purchase by the SUBLICENSEE(S) or DEVELOPED PRODUCT LICENSEE(S) or if the stock is not publicly traded, the value of such stock to be reasonably determined by BOTH PARTIES .

     3.5 MILESTONE PAYMENTS. COMPANY shall pay to JHU, without invoice from JHU, the milestone payments as set forth in Exhibit A. These milestone payments shall not be deducted from royalty or other payments due to JHU.

     3.6 PATENT REIMBURSEMENT. COMPANY will reimburse JHU, within thirty (30) days of the receipt of an invoice from JHU, for all costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by LICENSORS on or before the EFFECTIVE DATE of this Agreement. In accordance with Paragraph 4.1 below, COMPANY will reimburse JHU, within thirty (30) days of the receipt of an invoice from JHU, for all costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by LICENSORS subsequent to the EFFECTIVE DATE of this Agreement.

     3.7 FORM OF PAYMENT. All payments under this Agreement shall be made in U.S. Dollars. Checks are to be made payable to "The Johns Hopkins University". Wire transfers may be made through:

          Bank of America
          New York, NY

          [**]

     COMPANY shall be responsible for any and all costs associated with wire transfers.

     3.8 LATE PAYMENTS. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the annual rate of the sum of [**]. Each such payment when made shall be

                                                                    EXHIBIT 10.4

accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2.

                                    ARTICLE 4
                 PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

     4.1 PROSECUTION & MAINTENANCE. JHU, at COMPANY'S expense as provided in
Section 3.6, shall file, prepare, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS and, subject to the terms and conditions of this Agreement, COMPANY shall be licensed thereunder. Title to all such patents and patent applications shall reside in LICENSORS. LICENSORS shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS, provided however, that JHU shall (a) cause its patent counsel to timely copy COMPANY on all official actions and written correspondence with, and received from, any patent office, and (b) allow COMPANY a reasonable opportunity to comment and advise JHU on all filings and communications to be made with any patent office. LICENSORS shall consider and reasonably incorporate all comments and advice. By concurrent written notification to JHU and its patent counsel at least thirty (30) days in advance (or later at JHU's discretion) of any filing or response deadline, or fee due date, COMPANY may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent, provided that COMPANY pays for all costs incurred up to JHU's receipt of such notification. Failure to provide such notification can be considered by JHU to be COMPANY'S authorization to proceed at COMPANY'S expense. Upon such notification, LICENSORS may file, prosecute, and/or maintain such patent applications or patent at their own expense and for their own benefit, and any rights or license granted hereunder held by COMPANY, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to the PATENT RIGHTS which comprise the subject of such patent applications or patent and/or apply to the particular country, shall terminate.

     4.2 NOTIFICATION. Each Party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

     4.3 INFRINGEMENT. COMPANY shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Before COMPANY commences an action with respect to any infringement of such patents, COMPANY shall give careful consideration to the views of LICENSORS and to potential effects on the public interest in making its decision whether or not to sue. Thereafter, COMPANY may, at its own expense, institute suit against any such infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Paragraph 4.5. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSORS, which consent shall not be unreasonably withheld. This right to sue for infringement shall not be used in an arbitrary or

                                                                    EXHIBIT 10.4

capricious manner. LICENSORS shall reasonably cooperate in any such litigation at COMPANY'S expense.

If COMPANY elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within ninety (90) days of receiving notice that an infringement exists, and LICENSORS may, in their sole judgment and at their own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for their own account, any damages, awards or settlements resulting therefrom.

     4.4 PATENT INVALIDITY SUIT. If a declaratory judgment action is brought naming COMPANY as a defendant and alleging invalidity of any of the PATENT RIGHTS, LICENSORS may elect to take over the sole defense of the action at their own expense. COMPANY shall cooperate fully with LICENSORS in connection with any such action. In the event that LICENSORS choose not to take over the sole defense of the action at their own expense, COMPANY may elect to take over the sole defense of the action at its own expense. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSORS, which consent shall not be unreasonably withheld.

     4.5 RECOVERY. Any recovery by COMPANY under Paragraph 4.3 shall be deemed to reflect loss of commercial sales, and COMPANY shall pay to JHU [**].

                                    ARTICLE 5
                           OBLIGATIONS OF THE PARTIES

     5.1 REPORTS. COMPANY shall provide to JHU the following written reports according to the following schedules.

     (a) Upon first commercial sale, COMPANY shall provide quarterly Royalty Reports, substantially in the format of Exhibit B and due within thirty (30) days of the end of each calendar quarter. Royalty Reports shall disclose the amount of LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S) sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S), and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by COMPANY, AFFILIATED COMPANIES, SUBLICENSEE(S), and DEVELOPED PRODUCT LICENSEE(S) thereof. Payment of any such royalties due shall accompany such Royalty Reports.

     (b) Until COMPANY, an AFFILIATED COMPANY, a SUBLICENSEE(S), or a DEVELOPED PRODUCT LICENSEE(S) has achieved a first commercial sale of a LICENSED PRODUCT, LICENSED SERVICE or DEVELOPED PRODUCT, or received FDA market approval, COMPANY shall provide semiannual Diligence Reports, due within thirty (30) days of the end of every June and December following the EFFECTIVE DATE of this Agreement. These Diligence Reports shall describe COMPANY'S, AFFILIATED COMPANIES, SUBLICENSEE(S)'S or any DEVELOPED PRODUCT LICENSEE(S) technical efforts towards meeting its obligations under the terms of this Agreement.

                                                                    EXHIBIT 10.4

     (c) COMPANY shall provide Annual Reports within thirty (30) days of the end of every December following the EFFECTIVE DATE of this Agreement. Annual Reports shall include:

          (i) evidence of insurance as required under Paragraph 10.4, or, a statement of why such insurance is not currently required; and

          (ii) identification of all AFFILIATED COMPANIES which have exercised rights pursuant to Paragraph 2.1, or, a statement that no AFFILIATED COMPANY has exercised such rights; and

          (iii) notice of all FDA approvals of any LICENSED PRODUCT(S), LICENSED SERVICE(S) or DEVELOPED PRODUCT(S) obtained by COMPANY, AFFILIATED COMPANY, SUBLICENSEE, or DEVELOPED PRODUCT LICENSEE the patent(s) or patent application(s) licensed under this Agreement upon which such product or service is based, and the commercial name of such product or service, or, in the alternative, a statement that no FDA approvals have been obtained.

     5.2 RECORDS. COMPANY shall make and retain, for a period of [**] years following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. COMPANY shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten (10) business days' written notice to COMPANY. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by LICENSORS, provided that if any such inspection shall reveal that an error has been made in the amount equal to [**] or more of such payment, such costs shall be borne by COMPANY. As a condition to entering into any such agreement, COMPANY shall include in any agreement with its AFFILIATED COMPANIES, its SUBLICENSEE(S), or DEVELOPED PRODUCT LICENSEE(S) which permits such party to make, use, sell or import the LICENSED PRODUCT(S) or DEVELOPED PRODUCT(S) or provide LICENSED SERVICE(S), a provision requiring such party to retain records of sales of LICENSED PRODUCT(S), DEVELOPED PRODUCT(S) and records of LICENSED SERVICE(S) and other information as required in Paragraph 5.1 and permit JHU to inspect such records as required by this Paragraph.

     5.3 COMMERCIALLY REASONABLE. COMPANY shall exercise commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S), LICENSED SERVICE(S) or DEVELOPED PRODUCT(S) into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration or termination of this Agreement, COMPANY shall endeavor to keep LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S) commercially reasonably available to the public. COMPANY shall also exercise commercially reasonable efforts to develop LICENSED PRODUCT(S) suitable for different indications within the LICENSED FIELD, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgment would deem possible.

     5.4 OTHER PRODUCTS. After clinical or other evidence, provided in writing by LICENSORS or by another party, to COMPANY, demonstrating the practicality of a particular market or use within the LICENSED FIELD which is not being developed or commercialized by

                                                                    EXHIBIT 10.4

COMPANY, COMPANY shall either provide JHU with a reasonable development plan and start development or attempt to reasonably sublicense the particular market or use to a third party. If within six (6) months of such notification by JHU, COMPANY has not initiated such development efforts or sublicensed that particular market or use, LICENSORS may terminate this license for such particular market or use. This Paragraph shall not be applicable if COMPANY reasonably demonstrates to LICENSORS that commercializing such LICENSED PRODUCT(S) or LICENSED SERVICE(S) or granting such a sublicense in said market or use would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCT(S) developed or being sold by COMPANY.

     5.5 PATENT ACKNOWLEDGEMENT. COMPANY agrees that all packaging containing individual LICENSED PRODUCT(S) sold by COMPANY, AFFILIATED COMPANIES and SUBLICENSEE(S) of COMPANY will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

                                    ARTICLE 6
                                 REPRESENTATIONS

     6.1 DUTIES OF THE PARTIES. LICENSORS are not a commercial organizations. They are institutes of research and education. Therefore, LICENSORS have no ability to evaluate the commercial potential of any PATENT RIGHTS, LICENSED PRODUCT, DEVELOPED PRODUCT or other license or rights granted in this Agreement. It is therefore incumbent upon COMPANY to evaluate the rights and products in question, to examine the materials and information provided by LICENSORS, and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) or other rights granted.

     6.2 REPRESENTATIONS BY LICENSORS. LICENSORS warrant that they have good and marketable title to their interest in the invention(s) claimed under PATENT RIGHTS with the exception of certain retained rights of the United States Government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government. LICENSORS do not warrant the validity of any patents or that practice under such patents or use of such material shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.2, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT LICENSORS MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S), LICENSED SERVICE(S) AND DEVELOPED PRODUCT(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY, OR WITH RESPECT TO THEIR UTILITY IN MAKING A DEVELOPED PRODUCT(S) OR THE USEFULNESS OF SUCH A DEVELOPED PRODUCT(S). LICENSORS DISCLAIM ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS

                                                                    EXHIBIT 10.4

AGREEMENT, LICENSORS ADDITIONALLY DISCLAIM ALL OBLIGATIONS AND LIABILITIES ON THE PART OF LICENSORS AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES, AND COURT COSTS (EVEN IF LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES, SUBLICENSEE(S) AND DEVELOPED PRODUCT LICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S), DEVELOPED PRODUCT LICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S), LICENSED SERVICE(S) OR DEVELOPED PRODUCT(S) AS DEFINED IN THIS AGREEMENT.

                                    ARTICLE 7
                                 INDEMNIFICATION

     7.1 INDEMNIFICATION. LICENSORS and the Inventors will have no legal liability exposure to third parties if LICENSORS do not license the LICENSED PRODUCT(S) and LICENSED SERVICE(S), and any royalties LICENSORS and the Inventors may receive is not adequate compensation for such legal liability exposure. Therefore, LICENSORS require COMPANY to protect LICENSORS and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect LICENSORS and Inventors. Furthermore, LICENSORS and the Inventors will not, under the provisions of this Agreement or otherwise, have control over the manner in which COMPANY or its AFFILIATED COMPANIES or its SUBLICENSEE(S), or DEVELOPED PRODUCT LICENSEE(S) or those operating for its account or third parties who purchase LICENSED PRODUCT(S), LICENSED SERVICE(S) or DEVELOPED PRODUCT(S) from any of the foregoing entities, develop, manufacture, market or practice the inventions of LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S). Therefore, COMPANY, AFFILIATED COMPANY, SUBLICENSEE, and DEVELOPED PRODUCT LICENSEE shall indemnify, defend with counsel reasonably acceptable to LICENSORS, and hold LICENSORS, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not LICENSORS or said Inventors, either jointly or severally, are named as a party defendant in any such lawsuit and whether or not LICENSORS or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property. Practice of the inventions covered by LICENSED PRODUCT(S), LICENSED SERVICE(S) and DEVELOPED PRODUCT(S), by an AFFILIATED COMPANY or an agent or a SUBLICENSEE(S) or a DEVELOPED PRODUCT LICENSEE(S) or a third party on behalf of or for the account of COMPANY or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICE(S), or purchases or licenses DEVELOPED PRODUCT(S), from COMPANY, shall be considered COMPANY'S practice of said inventions for purposes of this Paragraph. The obligation of COMPANY to defend and indemnify as set out in

                                                                    EXHIBIT 10.4

this Paragraph shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an affiliate or sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement.

                                    ARTICLE 8
                                 CONFIDENTIALITY

     8.1 CONFIDENTIALITY. If necessary, the COMPANY will exchange information, which it considers to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient (the "Confidential Information"), and to employ all reasonable efforts to maintain the Confidential Information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure The Confidential Information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the Confidential Information of the recipient and such employees shall be advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly.

     All reports produced in accordance with Section 5 of this Agreement shall be treated as Confidential Information.

     The obligations of this Paragraph shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) provided such information by COMPANY. LICENSORS, COMPANY'S, AFFILIATED COMPANIES, and SUBLICENSEES' obligations under this Paragraph shall extend until three (3) years after the termination of this Agreement.

     8.2 EXCEPTIONS. The recipient's obligations under Paragraph 8.1 shall not extend to any part of the Confidential Information:

          a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

          b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

          c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

                                                                    EXHIBIT 10.4

          D. that is demonstrated from written records to have been developed by or for the receiving party without reference to Confidential Information disclosed by the disclosing party.

          E. that is required to be disclosed by law, government regulation or court order.

                                    ARTICLE 9
                               TERM & TERMINATION

     9.1 TERM. (a) The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue, in each country on a product by product and country by country basis, until the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue then for a term of twenty (20) years from the EFFECTIVE DATE of this Agreement. (b) The royalty obligations for the sale or provision of DEVELOPED PRODUCT(S) shall terminate in any country the later of: (i) with respect to NET SALES, ten (10) years from the time of first commercial sale of a regulatory approved product; or, (ii) the expiration of the last to expire of any patents covering the DEVELOPED PRODUCT(S) issued in that country.

     9.2 TERMINATION BY EITHER PARTY. This Agreement may be terminated by either Party, in the event that the other Party (a) files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating Party of its intent to terminate and stating the grounds therefor, the Party receiving such notice shall not have cured the failure or breach within sixty (60) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy, which the Party giving notice of breach may have as a consequence of such failure or breach.

     9.3 TERMINATION BY COMPANY. COMPANY may terminate this Agreement and the license granted herein, for any reason, upon giving JHU ninety (90) days written notice.

     9.4 OBLIGATIONS AND DUTIES UPON TERMINATION. If this Agreement is terminated, both COMPANY and LICENSORS shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, the Parties shall cease any further use of the other Parties' Confidential Information disclosed to the receiving Party by the other Party. Termination of this Agreement, for whatever reason, shall not affect the obligation of either Party to make any payments for which it is liable prior to or upon such termination, including, but not limited to, the payments due under Paragraphs
3.1 and 3.2 of this Agreement. Termination shall not affect LICENSORS' right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation incurred prior to termination. Upon termination, COMPANY shall submit a final royalty report to JHU and any royalty payments, fees, un-reimbursed patent expenses

                                                                    EXHIBIT 10.4

and other financial compensation due to LICENSORS shall become immediately payable. Furthermore, upon termination of this Agreement, all rights in and to the licensed technology, including PATENT RIGHTS, shall revert immediately to LICENSORS at no cost to LICENSORS. Upon termination of this Agreement, any SUBLICENSEE(S) shall become a direct licensee of LICENSORS, provided that LICENSORS' obligations to SUBLICENSEE(S) are no greater than LICENSORS' obligations to COMPANY under this Agreement. COMPANY shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to JHU.

     9.5 OBLIGATION REGARDING DEVELOPED PRODUCT(S). Termination shall not affect COMPANY'S, AFFILIATED COMPANY'S, SUBLICENSEE'S OR DEVELOPED PRODUCT LICENSEES' obligation under Paragraph 9.1(b) to pay royalty to JHU on a DEVELOPED PRODUCT(S).

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 USE OF NAME. COMPANY, AFFILIATED COMPANIES, SUBLICENSEE(S) and DEVELOPED PRODUCT LICENSEE(S) shall not use the name of LICENSORS or The Johns Hopkins Health System or any of their constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU. COMPANY, AFFILIATED COMPANIES, SUBLICENSEE(S) and DEVELOPED PRODUCT LICENSEE(S) shall allow at least seven (7) business days notice of any proposed public disclosure for JHU's review and comment or to provide written consent.

     10.2 NO PARTNERSHIP. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship among the Parties other than that of a licensor/licensee. Neither Party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

     10.3 NOTICE OF CLAIM. Each Party shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement or arising out of the practice of the inventions licensed hereunder.

     10.4 PRODUCT LIABILITY. Prior to initial human testing or first commercial sale of any LICENSED PRODUCT(S), LICENSED SERVICE(S) or DEVELOPED PRODUCT(S) as the case may be in any particular country, COMPANY shall establish and maintain, in each country in which COMPANY, an AFFILIATED COMPANY, SUBLICENSEE(S) or DEVELOPED PRODUCT LICENSEE(S) shall test or sell LICENSED PRODUCT(S), LICENSED SERVICE(S) or DEVELOPED PRODUCT(S), product liability or other appropriate insurance coverage in the minimum amount of [**] per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU's request, COMPANY will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. LICENSORS shall be listed as an

                                                                    EXHIBIT 10.4

additional insured in said insurance policies. If such Product Liability insurance is underwritten on a 'claims made' basis, COMPANY agrees that any change in underwriters during the term of this Agreement will require the purchase of 'prior acts' coverage to ensure that coverage will be continuous throughout the term of this Agreement.

     10.5 GOVERNING LAW. This Agreement shall be construed, and legal relations between the Parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the Parties to the Agreement shall be brought in the state or federal courts of Maryland. The Parties agree to waive their right to a jury trial.

     10.6 NOTICE. All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below or to such other address as one Party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

     If to COMPANY:     Director, Business Development
                        245 First Street, 15th Floor
                        Cambridge, MA 02142
                        PHONE: (617) 914-3410
                        FAX: (617) 914-3943

     If to JHU:         Johns Hopkins Technology Transfer
                        The Johns Hopkins University
                        100 N. Charles Street
                        5th Floor
                        Baltimore, MD 21201
                        Attn: Director

     If to INSTITUTION: Director
                        Office of Science and Technology
                        Zhejiang University
                        No.38, Zhe Da Road
                        Hangzhou, Zhejiang 310027
                        P.R. China
                        +86 571 87585600
                        +86 571 85128776

     10.7 COMPLIANCE WITH ALL LAWS. In all activities undertaken pursuant to this Agreement, the Parties covenant and agree that each will in all material respects comply with such Federal, state

                                                                    EXHIBIT 10.4

and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

     10.8 SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either Party, in whole or in part, without the prior written consent of the other Parties, except that either Party shall be free to assign this Agreement in connection with any sale of substantially all of its assets without the consent of the other. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto.

     10.9 NO WAIVERS; SEVERABILITY. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the Parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the Parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the Parties.

     10.10 ENTIRE AGREEMENT; AMENDMENT. The Parties acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the Parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the Parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the Parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by all of the Parties hereto.

     10.11 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party hereto, shall impair any such right, power or remedy to such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

     10.12 FORCE MAJEURE. If either Party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be

                                                                    EXHIBIT 10.4

excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days.

     10.13 FURTHER ASSURANCES. Each Party shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other Parties, execute and deliver to the others such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

     10.14 SURVIVAL. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination or expiration hereof, or are prospective in nature, shall survive such execution and/or termination or expiration, as the case may be. This shall include Paragraphs 3.7 (Late Payments), 5.2 (Records), 9.5 (Obligation regarding DEVELOPED PRODUCTS) and Articles 6, 7, 8, 9, and 10.

     10.15 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     10.16 HEADINGS. Article headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

     10.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

                                                                    EXHIBIT 10.4

     IN WITNESS WHEREOF, this Agreement shall take effect as of the EFFECTIVE DATE when it has been executed below, by the duly authorized representatives of the Parties.

THE JOHNS HOPKINS UNIVERSITY            VIACELL, INC.


/s/ R. Keith Baker                      /s/ Marc D. Beer
-------------------------------------   ----------------------------------------
R. Keith Baker, Ph.D., MBA              Name: Marc D. Beer
Senior Director,                        Title: Chief Executive Officer
Johns Hopkins Technology Transfer
                                        8/29/05
8/29/05                                 (Date)
(Date)


ZHEJIANG UNIVERSITY


-------------------------------------
Name: /s/ Kunsong Chen
      -------------------------------
Title: Director,
       ------------------------------
Office of Science and Technology
-------------------------------------
                      August 24, 2005
                               (Date)

                                                                    EXHIBIT 10.4

                                    EXHIBIT A

                             LICENSE FEE & ROYALTIES

          [**]

                                                                    EXHIBIT 10.4

                                    EXHIBIT B

                        QUARTERLY SALES & ROYALTY REPORT

                 FOR LICENSE AGREEMENT BETWEEN _____________ AND
           THE JOHNS HOPKINS UNIVERSITY AND ZHEJIANG UNIVERSITY DATED

                                   ----------

                 FOR PERIOD OF ______________ TO ______________

                TOTAL ROYALTIES DUE FOR THIS PERIOD $___________

PRODUCT                     *JHU     1ST COMMERCIAL      TOTAL NET     ROYALTY   AMOUNT
   ID     PRODUCT NAME   REFERENCE      SALE DATE     SALES/SERVICES     RATE      DUE
-------   ------------   ---------   --------------   --------------   -------   ------


*    Please provide the JHU Reference Number or Patent Reference

     This report format is to be used to report quarterly royalty statements to JHU. It should be placed on COMPANY letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.